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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Entertainment Properties Trust:

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-72021 pertaining to the Dividend Reinvestment and Direct Shares Purchase Plan, Form S-8 No. 333-76625 pertaining to the 1997 Share Incentive Plan, Form S-4 No. 33-78803 pertaining to the shelf registration of 5,000,000 common shares and Form S-3 No. 333-113626 for $400,000,000 in securities) of Entertainment Properties Trust of our reports dated February 24, 2006, with respect to the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity, comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Entertainment Properties Trust.

KPMG LLP

Kansas City, Missouri
February 24, 2006

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